Exhibit 10.19

TIAA Appl. #AAA-3831
Authorization ID# 000576200

PROMISSORY NOTE

$21,000,000.00
Algonquin, Illinois
Dated: December , 2004

FOR VALUE RECEIVED, ALGONQUIN COMMONS, LLC, an Illinois limited liability company, ALGONQUIN PHASE II ASSOCIATES LLC, an Illinois limited liability company, JRA ANDERSON OFFICE PARK, LLC, an Ohio limited liability company, JRA JBEECHMONT TWINS, LLC, an Ohio limited liability company, JRA FAMILY LIMITED LIABILITY COMPANY, an Ohio limited liability company, MFF ASSOCIATES, LLC, an Ohio limited liability company, and TGH ASSOCIATES, LLC, an Ohio limited liability company (collectively, “Borrower”), each having its principal place of business c/o Rookwood Tower, 3805 Edwards Road, Suite 700, Cincinnati, Ohio 45209, Attn: Jeffrey R. Anderson, promises to pay to TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“Lender”), a New York corporation, or order, at Lender’s offices at 730 Third Avenue, New York, New York 10017 or at such other place as Lender designates in writing, the principal sum of TWENTY-ONE MILLION AND 00/100THS DOLLARS ($21,000,000.00) (the principal sum or so much of the principal sum as may be advanced and outstanding from time to time, the “Principal”), in lawful money of the United States of America, with interest on the Principal from the date of this Promissory Note (this “Note”) through and including November 1, 2014 (the “Maturity Date”) at the fixed rate of Five and Twenty-Four Hundredths percent (5.24%) per annum (the “Fixed Interest Rate”).

This Note is secured by, among other things, the Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing Statement (the “Mortgage”) dated the date of this Note made by Borrower for the benefit of Lender as security for the Loan. All capitalized terms not expressly defined in this Note will have the definitions set forth in the Mortgage.

Section 1. Payments of Principal and Fixed Interest.

(a) Borrower will make monthly installment payments (“Debt Service Payments”) as follows:

(i) On January 1, 2005, a payment of accrued interest on the Principal at the Fixed Interest Rate;

(ii) On February 1, 2005 and on the first day of each succeeding calendar month through and including December 1, 2005, payments in the amount of                                                                                                    AND    /l00THS DOLLARS ($                 ), each of which will be applied to accrued interest on the Principal at the Fixed Interest Rate; and

(iii) On January 1, 2006 and on the first day of each succeeding calendar month through and including the Maturity Date, payments in the amount of                                                                                                     AND     /100THS DOLLARS

(b) In the event a prepayment of the principal of this Note is made as specified in Section 6.8 of the Loan Agreement, then at that time, and effective as to all payments made after that date through and including the Maturity Date, the regular payment of principal and interest shall be recalculated as the payment needed to fully amortize the remaining principal in equal monthly installments over a period of 26 years at the Fixed Interest Rate, each of which will be applied first to accrued interest on the Principal at the Fixed Interest Rate and then to the Principal. Such recalculation shall not be construed as revising the Maturity Date.

(c) On the Maturity Date, Borrower will pay the Principal in full together with accrued interest at the Fixed Interest Rate and all other amounts due under the Loan Documents.

Section 2. Prepayment Provisions.

(a) The following definitions apply:

“Discount Rate” means the yield on a U.S. Treasury issue selected by Lender, as published in the Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and, if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

“Default Discount Rate” means the Discount Rate less 300 basis points.

“Discounted Value” means the Discounted Value of a Note Payment based on the following formula:

NP
(1 + R/12)[n]		=	Discounted Value

NP	=		Amount of Note Payment

R	=		Discount Rate or Default Discount Rate as the case may be.

n	=		The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

“Note Payments” means (i) the scheduled Debt Service Payments for the period from the date of prepayment through the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

“Prepayment Date Principal” means the Principal on the date of prepayment.

(b) Except as set forth in Section 6.8 of the Loan Agreement (which partial prepayment shall include a Prepayment Premium based on the amount so prepaid), this Note may not be prepaid in full or in part before November 30, 2009. Commencing on December 1, 2009, provided there is no Event of Default, Borrower may prepay this Note in full, but not in part, on the first day of any calendar month, upon 90 days prior notice to Lender and upon payment in full of the Debt which will include a payment (the “Prepayment Premium”) equal to the greater of (i) an amount equal to the product of 1% times the Prepayment Date Principal and (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated at the Discount Rate, exceeds the Prepayment Date Principal. Provided there is no Event of Default, this Note may be prepaid in full without payment of the Prepayment Premium during the last 90 days of the Term. This Note may not be prepaid without simultaneous prepayment in full of (i) any other notes secured by the Loan Documents or (ii) the note evidencing a certain loan in the amount of $77,300,000.00 from Lender to Algonquin Commons, LLC and Algonquin Phase I Associates LLC (the “Phase I Loan”).

(c) After an Acceleration or upon any other prepayment not permitted by the Loan Documents, any tender of payment of the amount necessary to satisfy the Debt accelerated, any judgment of foreclosure, any statement of the amount due at the time of foreclosure (including foreclosure by power of sale) and any tender of payment made during any redemption period after foreclosure, will include a payment (the “Evasion Premium”) equal to the greater of (i) an amount equal to the product of 1% plus 300 basis points times the Prepayment Date Principal, and (ii) the amount by which the sum of the Discounted Values of the Note Payments, calculated at the Default Discount Rate, exceeds the Prepayment Date Principal.

(d) Borrower acknowledges that:

(i)                           a prepayment will cause damage to Lender;

(ii)                        the Evasion Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;

(iii)                     it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an Event of Default or any other prepayment not permitted by the Loan Documents; and

(iv)                    the Evasion Premium represents Lender and Borrower’s reasonable estimate of Lender’s damages for the prepayment and is not a penalty.

Section 3. Events of Default:

(a)                        It is an “Event of Default” under this Note:

(i)                           if Borrower fails to pay any amount due, as and when required, under this Note or any other Loan Document and the failure continues for a period of 5 days; or

(ii)                        if an Event of Default occurs under any other Loan Document; or

(iii)                     if, with respect to any documents evidencing or securing the Phase I Loan (collectively, the “Phase I Loan Documents”), any “Event of Default” (as defined in any such documents) shall occur.

(b)                       If an Event of Default occurs, Lender may declare all or any portion of the Debt immediately due and payable (“Acceleration”) and exercise any of the other Remedies.

Section 4. Default Rate. Interest on the Principal will accrue at the Default Interest Rate from the date an Event of Default occurs.

Section 5. Late Charges.

(a) If Borrower fails to pay any Debt Service Payment when due and the failure continues for a period of 5 days or more or fails to pay any amount due under the Loan Documents on the Maturity Date, Borrower agrees to pay to Lender an amount (a “Late Charge”) equal to five cents ($.05) for each one dollar ($1.00) of the delinquent payment.

(b) Borrower acknowledges that:

(i)                           a delinquent payment will cause damage to Lender;

(ii)                        the Late Charge is intended to compensate Lender for loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment;

(iii)                     it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by the delinquency; and

(iv)                    the Late Charge represents Lender and Borrower’s reasonable estimate of Lender’s damages from the delinquency and is not a penalty.

Section 6. Limitation of Liability. This Note is subject to the limitations on liability set forth in the Article of the Mortgage entitled “Limitation of Liability”.

Section 7. WAIVERS. IN ADDITION TO THE WAIVERS SET FORTH IN THE ARTICLE OF THE MORTGAGE ENTITLED “WAIVERS”, BORROWER WAIVES PRESENTMENT FOR PAYMENT, DEMAND, DISHONOR AND, EXCEPT AS EXPRESSLY SET FORTH IN THE LOAN DOCUMENTS, NOTICE OF ANY OF THE FOREGOING. BORROWER FURTHER WAIVES ANY PROTEST, LACK OF DILIGENCE OR DELAY IN COLLECTION OF THE DEBT OR ENFORCEMENT OF THE LOAN DOCUMENTS. BORROWER AND ALL INDORSERS, SURETIES AND GUARANTORS OF THE OBLIGATIONS CONSENT TO ANY EXTENSIONS OF TIME, RENEWALS, WAIVERS AND MODIFICATIONS THAT LENDER MAY

GRANT WITH RESPECT TO THE OBLIGATIONS AND TO THE RELEASE OF ANY SECURITY FOR THIS NOTE AND AGREE THAT LENDER WILL NOT BE REQUIRED TO PURSUE ANY OF ITS RIGHTS OR THE REMEDIES OR TO EXERCISE ANY RIGHTS PURSUANT TO ANY SECURITY FOR THIS NOTE BEFORE EXERCISING ANY OF ITS OTHER RIGHTS. BORROWER AND ALL INDORSERS, SURETIES AND GUARANTORS OF THE OBLIGATIONS FURTHER AGREE THAT ADDITIONAL MAKERS MAY BECOME PARTIES TO THIS NOTE AND ADDITIONAL INDORSERS, GUARANTORS OR SURETIES MAY BE ADDED WITHOUT NOTICE AND WITHOUT AFFECTING THE LIABILITY OF THE ORIGINAL MAKER OR ANY ORIGINAL INDORSER, SURETY OR GUARANTOR.

Section 8. Commercial Loan. The Loan is made for the purpose of carrying on a business or commercial activity or acquiring real or personal property as an investment or carrying on an investment activity and not for personal or household purposes.

Section 9. Usury Limitations. Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest. Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account the Principal does not exceed the Maximum Interest Rate. If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for purposes of the Loan, there will be no Maximum Interest Rate.

Section 10. Applicable Law. This Note is governed by and will be construed in accordance with the Laws of the State or Commonwealth in which the Property is located, without regard to conflict of law provisions.

Section 11. Time of the Essence. Time is of the essence with respect to the payment and performance of the Obligations.

Section 12. Cross-Default. A default under any other note now or hereafter secured by the Loan Documents, under any of the Phase I Loan Documents or under any loan document related to such other note constitutes a default under this Note and under the other Loan Documents. When the default under the other note or under the Phase I Loan Documents constitutes an Event of Default under that note or the related loan document, an Event of Default also will exist under this Note and the other Loan Documents.

Section 13. Construction. Unless expressly provided otherwise in this Note, this Note will be construed in accordance with the Exhibit attached to the Mortgage entitled “Rules of Construction”.

Section 14. Mortgage Provisions Incorporated. To the extent not otherwise set forth in this Note, the provisions of the Articles of the Mortgage entitled “Expenses and Duty to Defend”, “Waivers”, “Notices”, and “Miscellaneous” are applicable to this Note and deemed incorporated by reference as if set forth at length in this Note.

Section 15. Joint and Several Liability; Successors and Assigns. If Maker consists of more than one entity, the obligations and liabilities of each such entity will be joint and several. This Note binds Borrower and successors, assigns, heirs, administrators, executors, agents and representatives and inures to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

Section 16. Absolute Obligation. Except for the Section of this Note entitled “Limitation of Liability”, no reference in this Note to the other Loan Documents and no other provision of this Note or of the other Loan Documents will impair or alter the obligation of Borrower, which is absolute and unconditional, to pay the Principal, interest at the Fixed Interest Rate and any other amounts due and payable under this Note, as and when required.

Section 17. WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENTS; OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR LENDER WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATED TO THE LOAN DOCUMENTS, IN EACH CASE WHETHER NOW EXISTING OR ARISING IN THE FUTURE, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF THE RIGHT OF BORROWER TO TRIAL BY JURY.

Section 18. Miscellaneous. The Debt may from time to time be evidenced by another note or notes given in substitution, renewal or extension of this Note. Any security interest or mortgage which secures the Debt will remain in full force and effect notwithstanding any such substitution, renewal, or extension.

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IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first set forth above.

BORROWER:

ALGONQUIN COMMONS, LLC, an Illinois limited liability company

ALGONQUIN PHASE II ASSOCIATES LLC, an Illinois limited liability company

JRA ANDERSON OFFICE PARK, LLC, an Ohio limited liability company

JRA BEECHMONT TWINS, LLC, an Ohio limited liability company

JRA FAMILY LIMITED LIABILITY COMPANY, an Ohio limited liability company

MFF ASSOCIATES, LLC, an Ohio limited liability company

TGH ASSOCIATES, LLC, an Ohio limited liability company

By:	Jeffrey R. Anderson Real Estate, Inc., an Ohio corporation and collectively their authorized agent

	By:	/s/ Jeffrey R. Anderson
Printed Name: Jeffrey R. Anderson
Title: President